UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 6, 2021
Date of Report (Date of earliest event reported)
Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	98-0374481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares, $0.0011 par value per share	ACGL	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 5.25% Series E preferred share	ACGLP	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 5.45% Series F preferred share	ACGLO	NASDAQ	Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

Arch Capital Group Ltd.'s ("ACGL") annual meeting of shareholders was held on May 6, 2021. At the meeting, the holders of 349,104,034 common shares, which represents approximately 87 percent of the outstanding shares entitled to vote as of the record date of March 9, 2021, were represented in person or by proxy. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Item 1. The vote on the election of the four Class II directors to hold office until the 2024 annual meeting of shareholders or until their successors are elected and qualified. The voting results were as follows:

NOMINEE	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Eric W. Doppstadt	320,444,528	15,137,194	240,174	13,282,138
Laurie S. Goodman	322,546,646	13,052,522	222,728	13,282,138
John M. Pasquesi	278,729,579	56,795,603	296,714	13,282,138
Thomas R. Watjen	331,641,018	3,947,485	233,393	13,282,138

Item 2. The vote on a proposal on advisory vote on executive compensation (say-on-pay). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
319,508,200	16,080,571	233,125	13,282,138

Item 3. The vote on the ratification of the selection of PricewaterhouseCoopers LLP as ACGL’s independent registered public accounting firm for the year ending December 31, 2021. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
299,833,195	49,110,634	160,205	—

Item 4. The vote on the election of certain individuals as Designated Company Directors of certain of ACGL’s non-U.S. subsidiaries. The voting results were as follows:

NOMINEE	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Robert Appleby	335,454,637	110,117	257,142	13,282,138
Matthew Dragonetti	335,532,460	87,366	202,070	13,282,138
Seamus Fearon	335,447,947	138,588	235,361	13,282,138
H. Beau Franklin	335,433,892	149,140	238,864	13,282,138
Jerome Halgan	335,424,087	187,901	209,908	13,282,138
James Haney	335,432,267	99,095	290,534	13,282,138
Chris Hovey	335,460,649	116,707	244,540	13,282,138
W. Preston Hutchings	335,385,725	223,603	212,568	13,282,138
Pierre Jal	335,428,631	182,683	210,582	13,282,138
François Morin	325,072,785	10,563,738	185,373	13,282,138
David J. Mulholland	335,481,349	100,602	239,945	13,282,138
Chiara Nannini	324,618,823	10,895,640	307,433	13,282,138
Tim Peckett	335,483,395	91,763	246,738	13,282,138
Maamoun Rajeh	335,468,582	123,524	229,790	13,282,138
Roderick Romeo	335,011,599	136,518	673,779	13,282,138

ITEM 8.01    Other Events.

Preferred Share Dividends. On May 7, 2021, the Board of Directors (the “Board”) of Arch Capital Group Ltd. (“ACGL”) declared dividends with respect to the outstanding 18,000,000 depositary shares, each representing a 1/1000th interest in a share of 5.25% Non-Cumulative Preferred Shares, Series E, $0.01 per share (“Series E Shares”), with a $25,000 liquidation preference per share (equivalent to a $25.00 liquidation preference per depositary share), as outlined below. All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on June 30, 2021 to holders of record of the Series E Shares, as of June 15, 2021, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date. In addition, the Board declared dividends with respect to the Series E Shares, to be payable out of lawfully available funds for the payment of dividends under Bermuda law on September 30, 2021 to holders of record of the Series E Shares, as of September 15, 2021, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series E	6/30/21	3/31/21-6/29/21	$5,906,250	$0.328125
Series E	9/30/21	6/30/21-9/29/21	$5,906,250	$0.328125

In addition, on May 7, 2021, the Board of ACGL declared dividends with respect to the outstanding 13,200,000 depositary shares, each representing a 1/1000th interest in a share of 5.45% Non-Cumulative Preferred Shares, Series F, $0.01 per share (“Series F Shares”), with a $25,000 liquidation preference per share (equivalent to a $25.00 liquidation preference per depositary share), as outlined below. All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on June 30, 2021 to holders of record of the Series F Shares, as of June 15, 2021, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date. In addition, the Board declared dividends with respect to the Series F Shares, to be payable out of lawfully available funds for the payment of dividends under Bermuda law on September 30, 2021 to holders of record of the Series F Shares, as of September 15, 2021, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series F	6/30/21	3/31/21-6/29/21	$4,496,250	$0.340625
Series F	9/30/21	6/30/21-9/29/21	$4,496,250	$0.340625

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: May 7, 2021	By:	/s/ François Morin
		Name:	François Morin
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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